Exhibit 21.1

GLYECO, INC.
SUBSIDIARY STATUS
APRIL 15, 2014

ENTITY	FILING STATE	DATE OF INCORPORATION	CORPORATE STATUS	NEXT ANNUAL FILING DUE
GlyEco, Inc.	NV	10/21/2011	Good Standing	10/31/2014
GlyEco, Inc. (Foreign Entity)	AZ	02/12/2012	Good Standing	02/12/2015
GlyEco Acquisition Corp #1	AZ	12/15/2011	Good Standing	12/15/2014
GlyEco Acquisition Corp #1	MN	12/30/2011	Good Standing	12/31/2014
GlyEco Acquisition Corp #2	AZ	03/28/2012	Good Standing	03/28/2015
GlyEco Acquisition Corp #2	IN	10/15/2012	Good Standing	10/15/2014
GlyEco Acquisition Corp #3	AZ	03/28/2012	Good Standing	03/28/2015
GlyEco Acquisition Corp #3	FL	06/18/2012	Good Standing	06/18/2014
GlyEco Acquisition Corp #4	AZ	04/30/2012	Good Standing	04/30/2014
GlyEco Acquisition Corp #4	NJ	10/2012	Good Standing	10/2014
GlyEco Acquisition Corp #5	AZ	07/03/2012	Good Standing	07/03/2014
GlyEco Acquisition Corp #5	SC	10/15/2012	Good Standing	10/15/2014
GlyEco Acquisition Corp #6	AZ	07/03/2012	Good Standing	07/03/2014
GlyEco Acquisition Corp #6	SD	10/15/2012	Good Standing	10/15/2014
GlyEco Acquisition Corp #7	AZ	07/03/2012	Good Standing	07/03/2014
GlyEco Acquisition Corp #7	MD	07/24/2013	Good Standing	07/24/2014